Gladstone Investment Corporation Reports Financial Results for the Quarter Ended December 31, 2010

- Net Investment Income for the three and nine months ended December 31, 2010 was $7.6 million and $14.2 million, or $0.34 and $0.65 per share, respectively

- Net Increase in Net Assets Resulting From Operations for the three and nine months ended December 31, 2010 was $15.1 million and $13.6 million, or $0.69 and $0.62 per share, respectively

MCLEAN, Va., Jan. 31, 2011 /PRNewswire/ -- Gladstone Investment Corporation (Nasdaq: GAIN) (the "Company") today announced earnings for the third quarter ended December 31, 2010.  All per share references are per basic and diluted weighted average common share outstanding, unless noted otherwise.

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Net Investment Income for 3 Months:  Net Investment Income for the quarters ended December 31, 2010 and 2009 was $7.6 million, or $0.34 per share, and $3.1 million, or $0.14 per share, respectively, an increase in Net Investment Income of 147.0%.  The increase in Net Investment Income was primarily driven by income recognized during the current quarter from the sale of one of the Company's portfolio companies, Chase II Holding Corp. ("Chase"), which was partially offset by lower interest income resulting from a reduction in the size of the Company's investment portfolio prior to September 30, 2010.

Net Investment Income for 9 Months:  Net Investment Income for the nine months ended December 31, 2010 and 2009 was $14.2 million, or $0.65 per share, and $7.9 million, or $0.36 per share, respectively, an increase in Net Investment Income of 80.5%. The increase in Net Investment Income was primarily driven by income recognized during the nine months ended December 31, 2010 from the sales of two portfolio companies, A. Stucki Holding Corp. ("A. Stucki") and Chase, and income recognized from the prepayments of success fees by certain portfolio companies, partially offset by lower interest income resulting from a reduction in the size of the Company's investment portfolio subsequent to December 31, 2009.

Net Increase (Decrease) in Net Assets Resulting from Operations for 3 Months:  Net Increase (Decrease) in Net Assets Resulting from Operations for the quarters ended December 31, 2010 and 2009 was $15.1 million, or $0.69 per share, and ($4.4 million), or ($0.20) per share, respectively. The increase in the Net Increase (Decrease) in Net Assets Resulting from Operations between the quarter ended December 31, 2010 and the prior year's period was primarily due to the net gain (loss) on the Company's investment portfolio.  The Company recorded a net gain on investments of $7.5 million for the quarter ended December 31, 2010, compared to a net loss of $7.5 million for the prior year period, which was largely impacted by significant devaluations, primarily in the Company's equity holdings of its Control investments.

Net Increase (Decrease) in Net Assets Resulting from Operations for 9 Months:  Net Increase (Decrease) in Net Assets Resulting from Operations for the nine months ended December 31, 2010 and 2009 was $13.6 million, or $0.62 per share, and ($31.7) million, or ($1.44) per share, respectively. The increase in the Net Increase (Decrease) in Net Assets Resulting from Operations between the nine months ended December 31, 2010 and the prior year period was primarily due to the large net loss on the Company's investment portfolio during the prior year period.  The Company recorded a net loss on investments of $0.1 million for the nine months ended December 31, 2010, compared to a net loss on investments of $39.6 million for the prior year period, which was largely impacted by significant devaluations, primarily in the Company's equity holdings of its Control investments.

Investment Portfolio Fair Value:  The aggregate investment portfolio appreciated during the quarter ended December 31, 2010, primarily due to notable appreciations in the equity of certain of the Company's proprietary investments.  As of December 31, 2010, the entire portfolio was fair valued at 77.1% of cost, compared to 90.9% as of March 31, 2010.  The decrease was primarily due to the monetization of A. Stucki and Chase, both of which had significant unrealized appreciation as of March 31, 2010.

Net Asset Value:  Net asset value was $9.00 per share outstanding at December 31, 2010, as compared to $8.74 per share outstanding at March 31, 2010.

Asset Characteristics:  Total assets were $277.9 million at December 31, 2010, as compared to $297.2 million at March 31, 2010. At December 31, 2010, the Company had investments in 17 portfolio companies with an aggregate cost basis of $195.9 million and an aggregate fair value of $151.1 million.  As of December 31, 2010, the Company's investment portfolio at fair value was comprised of 79.7% in debt securities and 20.3% in equity securities.  Additionally, the Company held $80.0 million in cash and cash equivalents at December 31, 2010, including $67.4 million from a short-term loan that was subsequently repaid.

Investment Yield:  The annualized weighted average yield on the Company's portfolio, excluding cash and cash equivalents, was 10.8% for the quarter ended December 31, 2010, as compared to 10.7% for the quarter ended December 31, 2009.  The weighted average yield varies from period to period based on the current stated interest rate on interest-bearing investments and the amounts of loans for which interest is not accruing.  The increase in the weighted average yield for the quarter ended December 31, 2010 resulted primarily from the Company's sales and exits of lower interest-bearing loans.

Highlights for Quarter:  During the quarter ended December 31, 2010, the following significant events occurred:

  Chase Sale:  In December 2010, the Company sold its equity investment and received full repayment of its debt investment in Chase. The net cash proceeds to the Company from the sale of its equity in Chase were $13.9 million, resulting in a realized gain of $6.9 million.  In connection with the equity sale, the company accrued and received cash dividend proceeds of $4.0 million from its preferred stock investment in Chase.  At the same time, the Company also received $22.9 million in repayment of its principal, accrued interest and success fees on the loans to Chase.
  New Control Investments:  In October 2010, the Company invested $25.0 million in senior subordinated debt and preferred equity of Venyu Solutions, Inc.  In December 2010, the Company invested $10.8 million in senior debt and preferred and common equity in connection with the management-led buyout of Precision Southeast, Inc.
  Short Term Investment:  On December 30, 2010, the Company purchased $75.0 million of short-term U. S.  Treasury securities, which matured on January 6, 2011.
  Distributions:  The Company paid monthly cash distributions to stockholders of $0.04 per common share for each of October, November and December 2010.

Comments from President Dave Dullum:  "We are finding an increase in the number of new investment opportunities consistent with our investing strategy, as demonstrated by our new investments in Venyu and Precision during the quarter.  Additionally, we continue to devote management resources to our existing portfolio, which is performing well, and, where prudent, we are seeking to execute on strategic liquidity events, as we did with Chase.  We hope to finish out the current fiscal year ending March 31, 2011 with continued investment activity and to carry that momentum into the next fiscal year."

Subsequent Events:  After December 31, 2010, the following occurred:

  Dividends Declared:

Declared	X-Date	Record Date	Payment Date	Cash Distribution
January 11	January 19	January 21	January 31	$0.04
January 11	February 16*	February 21	February 28	0.04
January 11	March 17	March 21	March 31	0.04
Total for the Quarter:				0.12

*Please note that the Company's press release, dated January 11, 2011, had erroneously used an ex-dividend date of February 17, 2011.  The proper ex-dividend date for the February dividend is February 16, 2011.

Summary Information: The following chart is a summary of some of the information reported above (dollars in thousands, except per share data):
	December 31, 2010	December 31, 2009
For quarter ended:
Net investment income	$7,591	$3,073
Net increase (decrease) in net assets from operations	15,135	(4,420)
Average yield on portfolio	10.81%	10.68%
Total dollars invested	$36,622	$595
Total dollars repaid	21,130	4,496

For 9 months ended:
Net investment income	14,238	7,889
Net increase (decrease) in net assets from operations	13,643	(31,699)
Average yield on portfolio	10.61%	10.16%
Total dollars invested	$41,616	$2,413
Total dollars repaid	61,774	14,828

As of:	December 31, 2010	March 31, 2010
Fair value as a percent of cost	77.1%	90.9%
Net asset value per share	$9.00	$8.74
Number of investments	17	16
Total assets	$277,940	$297,161

Conference Call for Stockholders: The Company will hold a conference call Tuesday, February 1, 2011 at 8:30 am EST.  Please call (800) 860-2442 to enter the conference.  An operator will monitor the call and set a queue for the questions. A replay of the conference call will be available through March 3, 2011.  To hear the replay, please dial (877) 344-7529 and use conference number 447110.  The replay will be available approximately one hour after the call concludes.

The live audio broadcast of the Company's quarterly conference call will be available online at www.GladstoneInvestment.com. The event will be archived and available for replay on the Company's website through April 2, 2011.

Warning: The financial statements below are without footnotes, so readers should obtain and carefully review the Company's Form 10-Q for the quarter ended December 31, 2010, including the footnotes to the financial statements contained therein. The Company has filed the Form 10-Q today with the SEC, which can be retrieved from the SEC's website at www.sec.gov or from the Company's website at www.GladstoneInvestment.com. A paper copy can be obtained free of charge by writing to the Company at 1521 Westbranch Drive, Suite 200, McLean, VA  22102.

Who we are:  Gladstone Investment Corporation is a publicly traded business development company that seeks to make debt and equity investments in small and mid-sized businesses in the United States in connection with acquisitions, changes in control and recapitalizations. Information on the business activities of all the Gladstone funds can be found at www.gladstonecompanies.com.

For Investor Relations inquiries related to any of the monthly dividend paying Gladstone funds, please visit www.gladstone.com.

The statements in this press release regarding the soundness and performance of the Company's portfolio, the Company's projected investment activities, the Company's ability to generate liquidity events and provide financial support to existing portfolio companies and other such statements are "forward-looking statements." These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company's current plans that are believed to be reasonable as of the date of this press release. Factors that may cause the Company's actual results to differ from these forward-looking statements include, among others, the duration and effects of current economic instability, the Company's ability to access debt and equity capital and those factors listed under the caption "Risk Factors" of the Company's Post-Effective Amendment No. 2 to the Registration Statement on Form N-2 (No. 333-160720) as filed with the SEC on November 22, 2010. The risk factors set forth in the Form N-2 under the caption "Risk Factors" are specifically incorporated by reference into this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

GLADSTONE INVESTMENT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

	December 31,	March 31,
	2010	2010

ASSETS
Cash and cash equivalents	$79,963	$87,717
Investments at fair value
Non-Control/Non-Affiliate investments (Cost of $15,784 and $22,674, respectively)	14,565	20,946
Control investments (Cost of $134,293 and $152,166, respectively)	101,791	148,248
Affiliate investments (Cost of $45,805 and $52,727, respectively)	34,754	37,664
Total investments (Cost of $195,882 and $227,567, respectively)	151,110	206,858
Interest receivable	748	1,234
Due from custodian	40,289	935
Deferred financing fees	480	83
Prepaid assets	319	221
Other assets	5,031	113
TOTAL ASSETS	$277,940	$297,161

LIABILITIES
Borrowings at fair value
Short-term loan (Cost of $67,400 and $75,000, respectively)	$67,400	$75,000
Credit Facility (Cost of $8,000 and $27,800, respectively)	8,000	27,812
Total borrowings (Cost of $75,400 and $102,800, respectively)	75,400	102,812
Accounts payable and accrued expenses	198	206
Fee due to Administrator	143	149
Fees due to Adviser	2,184	721
Other liabilities	1,333	295
TOTAL LIABILITIES	79,258	104,183
NET ASSETS	$198,682	$192,978

ANALYSIS OF NET ASSETS:
Common stock, $0.001 par value per share, 100,000,000 shares authorized, 22,080,133 shares issued and outstanding at December 31, 2010 and March 31, 2010	$22	$22
Capital in excess of par value	257,216	257,206
Net unrealized depreciation of investment portfolio	(44,772)	(20,710)
Net unrealized depreciation of derivatives	(74)	(39)
Net unrealized appreciation of borrowings	-	(12)
Accumulated net realized investment loss	(13,710)	(43,489)
TOTAL NET ASSETS	$198,682	$192,978

NET ASSETS PER SHARE	$9.00	$8.74

GLADSTONE INVESTMENT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(DOLLAR AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2010	2009	2010	2009
INVESTMENT INCOME
Interest income
Non-Control/Non-Affiliate investments	$391	$489	$1,175	$1,840
Control investments	2,557	2,856	7,701	8,593
Affiliate investments	970	1,605	3,031	4,533
Cash and cash equivalents	7	1	21	1
Total interest income	3,925	4,951	11,928	14,967
Other income	6,812	970	10,358	1,066
Total investment income	10,737	5,921	22,286	16,033

EXPENSES
Loan servicing fee	634	886	2,124	2,892
Base management fee	343	113	846	588
Incentive fee	1,898	588	2,949	588
Administration fee	142	156	582	527
Interest expense	135	385	558	1,640
Amortization of deferred financing fees	116	436	383	1,187
Professional fees	84	182	306	502
Stockholder related costs	26	49	245	276
Insurance expense	74	71	219	190
Directors fees	43	48	152	147
Other expenses	101	61	314	198
Expenses before credits from Adviser	3,596	2,975	8,678	8,735
Credits to fees from Adviser	(450)	(127)	(630)	(591)
Total expenses net of credits to fees	3,146	2,848	8,048	8,144

NET INVESTMENT INCOME	7,591	3,073	14,238	7,889

REALIZED AND UNREALIZED GAIN (LOSS) ON:
Realized gain (loss) on sale of investments	6,514	(1,318)	23,489	(35,922)
Realized loss on termination of derivative	-	-	-	(53)
Net unrealized appreciation of Non-Control/Non-Affiliate investments	52	1,383	509	36,597
Net unrealized depreciation of Control investments	(1,399)	(8,853)	(28,583)	(35,234)
Net unrealized appreciation (depreciation) of Affiliate investments	2,373	1,257	4,011	(4,862)
Net unrealized appreciation (depreciation) of derivatives	4	(7)	(34)	19
Net unrealized depreciation (appreciation) of borrowings	-	45	13	(133)
Net gain (loss) on investments, derivatives and borrowings	7,544	(7,493)	(595)	(39,588)

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$15,135	$(4,420)	$13,643	$(31,699)

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS PER COMMON SHARE:
Basic and diluted	$0.69	$(0.20)	$0.62	$(1.44)

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
Basic and diluted weighted average shares	22,080,133	22,080,133	22,080,133	22,080,133

GLADSTONE INVESTMENT CORPORATION
CONDENSED CONSOLIDATED FINANCIAL HIGHLIGHTS
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AND PER UNIT DATA)
(UNAUDITED)

	Three months ended December 31,		Nine months ended December 31,
	2010	2009	2010	2009
Per Share Data(1)
Net asset value at beginning of period	$ 8.43	$8.24	$8.74	$9.73

Income from investment operations
Net investment income(2)	0.34	0.14	0.65	0.36
Realized gain (loss) on exit(2)	0.30	(0.05)	1.06	(1.63)
Net unrealized appreciation (depreciation)(2)	0.05	(0.28)	(1.09)	(0.17)
Total from investment operations	0.69	(0.19)	0.62	(1.44)

Distributions from:
Net investment income	(0.12)	(0.12)	(0.36)	(0.36)
Total distributions(3)	(0.12)	(0.12)	(0.36)	(0.36)

Net asset value at end of period	$ 9.00	$7.93	$9.00	$7.93

Per share market value at beginning of period	$ 6.75	$4.83	$6.01	$3.67
Per share market value at end of period	7.65	4.56	7.65	4.56
Total return(4)	15.14%	(3.18)%	34.48%	34.06%
Shares outstanding at end of period	22,080,133	22,080,133	22,080,133	22,080,133

Statement of Assets and Liabilities Data:
Net assets at end of period	$ 198,682	$175,001	$198,682	$175,001
Average net assets(5)	189,420	179,155	191,299	194,783

Senior Securities Data:
Total borrowings	$ 75,400	$101,883	$75,400	$101,883
Asset coverage ratio(6)	343%	270%	343%	270%
Asset coverage per unit(7)	$ 3,429	$2,703	$3,429	$2,703

Ratios/Supplemental Data:
Ratio of expenses to average net assets(8), (9)	7.59%	6.64%	6.05%	5.98%
Ratio of net expenses to average net assets(8), (10)	6.64	6.36	5.61	5.57
Ratio of net investment income to average net assets(8)	16.03	6.86	9.92	5.40

(1) Based on actual shares outstanding at the end of the corresponding period.
(2) Based on weighted average basic per share data.

(3)  Distributions are determined based on taxable income calculated in accordance with income tax regulations which may differ from amounts determined under accounting principles generally accepted in the United States of America.

(4)  Total return equals the change in the market value of the Company's common stock from the beginning of the period, taking into account dividends reinvested in accordance with the terms of the Company's dividend reinvestment plan.

(5) Calculated using the average of the balance of net assets at the end of each month of the reporting period.

(6)  As a business development company, the Company is generally required to maintain an asset coverage ratio of at least 200% of total consolidated assets, less all liabilities and indebtedness not represented by senior securities, to total borrowings and guaranty commitments.

(7) Asset coverage per unit is the asset coverage ratio expressed in terms of dollar amounts per one thousand dollars of indebtedness.
(8) Amounts are annualized.
(9) Ratio of expenses to average net assets is computed using expenses before credits from the Adviser.
(10) Ratio of net expenses to average net assets is computed using total expenses net of credits to the management fee.

CONTACT:  Gladstone Investment Corporation, +1-703-287-5893